Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-268171) on Form S-3 and Registration Statements (No. 333-280629) and (No. 333-265279) on Form S-8 of Orrstown Financial Services, Inc. of our report dated March 12, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Codorus Valley Bancorp, Inc. for the year ended December 31, 2023, which is included in this Current Report on Form 8-K/A.

/s/ Crowe LLP

Columbus, Ohio
September 24, 2024